Exhibit 99.1

NN, Inc.
6210 Ardrey Kell Road, Suite 600
Charlotte, NC 28277

FOR IMMEDIATE RELEASE

NN, INC. REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2023

Business transformation fully underway as enhanced strategic initiatives building momentum

CHARLOTTE, N.C., August 3, 2023 – NN, Inc. (NASDAQ: NNBR), a global diversified industrial company that manufactures high-precision components and assemblies, today reported its financial results for the second quarter ended June 30, 2023.

Financial and Strategic Highlights
•Net sales of $125.2 million flat versus prior year period;
•Operating loss of $4.0 million and Adjusted EBITDA of $10.5 million;
•Free cash flow results of $3.0 million with positive free cash flow generation over the trailing year;
•Key program wins including attractive wins in EV electric power steering markets;
•Revised second half forecast based on softening market conditions;
•New leadership executing strategic transformation;
•Announced streamlining of Board of Directors;
•Integration of sales and operations teams to accelerate growth and utilize existing capacity;
•Addressing three underperforming facilities and several unprofitable customer agreements; and
•Prioritizing free cash flow generation through operations and cost management.

Harold Bevis, President and Chief Executive Officer, commented, “Our team has embraced the need for meaningful change and is taking aggressive action to transform the company. Multiple transformation initiatives are underway and are being led by an experienced NN team which has been supplemented by additional talent. The goal is to improve performance faster in both the short-term and long-term. Over the second half of 2023 we are focused on the following: 1) delivering higher rates of new business wins by leveraging existing open capacity and targeted new capacity; 2) containing and eliminating operating losses at a few select plants and within certain customer agreements; 3) installing an evergreen cost productivity and margin expansion regimen; and, lastly 4) investing into the business and delivering net free cash flow.”

Bevis continued, “NN has unique precision machining and stamping capabilities and a huge global installed base of machinery. We are experts at what we do and a member of a select set of companies that can deliver precision components at a sub-micron level. We have historically been focused on a few long-cycle markets but are expanding our commercial aperture to include multiple other markets that our machines and people can serve including medical, electrification, and next-generation vehicles. Our focus is clear, and we have the right team, platform and capabilities to significantly accelerate our growth and profitability.”

Michael Felcher, Senior Vice President and Chief Financial Officer, commented, “While our sales were flat compared to last year’s second quarter, the impact of softer, macro-driven volumes was offset by pricing secured by our commercial teams. The impact of facility closures and other cost reductions was evident in our results as our operating income performance improved versus both the prior year period and this year’s first quarter. We delivered $10.5 million of Adjusted EBITDA in the quarter, helping drive solid cash flows from operations. Our strategic transformation efforts are helping position the Company for stronger structural profitability and improved cash returns, as demonstrated through converting our improved operating cash flows into $3.0 million of free cash flow. Encouragingly, we have now generated positive free cash flow over the trailing year and remain focused on incrementally improving these results as we move forward.”

Second Quarter GAAP Results
Net sales were $125.2 million, a decrease of 0.1% from the second quarter of 2022, primarily due to reduced volume and unfavorable foreign exchange effects, partially offset by higher customer pricing.

Loss from operations was $4.0 million compared to a loss from operations of $4.5 million in the second quarter of 2022. The decrease in loss from operations was primarily driven by labor cost reductions and facility closures, offset by lower volumes.

Income from operations for Power Solutions was $2.6 million compared to income from operations of $1.4 million for the same period in 2022. Loss from operations for Mobile Solutions was $1.5 million compared to income from operations of $1.7 million for the same period in 2022.

Net loss was $14.4 million compared to net loss of $8.6 million for the same period in 2022. The increase in net loss is due to reduced sales volume and unfavorable warrant revaluations, partially offset by pricing in excess of inflation.
Second Quarter Adjusted Results
Adjusted income from operations for the second quarter of 2023 was $1.3 million compared to adjusted income from operations of $0.1 million for the same period in 2022. Adjusted EBITDA was $10.5 million, or 8.4% of sales, compared to $10.9 million, or 8.7% of sales, for the same period in 2022. Adjusted net loss was $3.3 million, or $0.08 per diluted share, compared to adjusted net loss of $3.6 million, or $0.09 per diluted share, for the same period in 2022.
Free cash flow was a generation of cash of $3.0 million compared to a use of cash of $2.4 million for the same period in 2022.
Power Solutions
Net sales for the second quarter of 2023 were $48.1 million compared to $52.0 million in the second quarter of 2022, a decrease of 7.7% or $4.0 million. The decrease in sales was primarily due to lower volume, partially offset by higher pricing and favorable foreign exchange effects. Adjusted income from operations was $5.6 million compared to adjusted income from operations of $4.6 million in the second quarter of 2022. The increase in adjusted income from operations was primarily due to facility closure savings, partially offset by lower volumes.

Mobile Solutions
Net sales for the second quarter of 2023 were $77.2 million compared to $73.4 million in the second quarter of 2022, an increase of 5.2% or $3.8 million. The increase in sales was primarily due to higher customer pricing, partially offset by lower volume and unfavorable foreign exchange effects. Adjusted income from operations was $0.2 million compared to adjusted income from operations of $2.6 million in the second quarter of 2022. The decrease in adjusted income from operations was primarily driven by volume reductions and a favorable customer settlement in the prior year.

2023 Outlook
Based on results for the first half of the year, as well as expectations for the remainder of the year, the Company has revised its expectations for financial results for the full year as follows:

◦Revenue in the range of $485 million to $505 million;
◦Adjusted EBITDA in the range of $40 million to $46 million; and
◦Free cash flow in the range of $7 to $13 million.

Free cash flow outlook does not include the CARES Act tax refund of ~$11 million due to uncertain timing.

Michael Felcher, Senior Vice President and Chief Financial Officer commented, “While our second quarter results showed encouraging signs of improvement, we are revising our previous full-year 2023 financial outlook in line with year-to-date performance and our expectations and assumptions for the back half of the year. Our sales and Adjusted EBITDA outlook reflects our expectation that overall demand levels will remain consistent with the first half of the year, compared to the prior expectation of increasing demand. Our free cash flow outlook reflects the impact of lower volume and disciplined cash management.”

Conference Call
NN will discuss its results during its quarterly investor conference call on August 4, 2023, at 9:00 a.m. ET. The call and supplemental presentation may be accessed via NN's website, www.nninc.com. The conference call can also be accessed by dialing 1-877-317-6789 or 1-412-317-6789. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call until August 4, 2024.

NN discloses in this press release the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of restructuring and integration expense, acquisition and transition expenses, foreign exchange impacts on inter-company loans, amortization of intangibles and deferred financing costs, and other non-operating impacts on our business.
The financial tables found later in this press release include a reconciliation of adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow to the U.S. GAAP financial measures of income (loss) from operations, net income (loss), net income (loss) per diluted common share, and cash provided (used) by operating activities.

About NN, Inc.
NN, Inc., a global diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has facilities in North America, Europe, South America, and Asia. For more information about the company and its products, please visit www.nninc.com.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These statements may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to NN, Inc. based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,”, “will” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector; the impacts of pandemics, epidemics, disease outbreaks and other public health crises, including the COVID-19 pandemic, on our financial condition, business operations and liquidity; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; material changes in the costs and availability of raw materials; economic, social, political and geopolitical instability, currency fluctuation, and other risks of doing business outside of the United States; inflationary pressures and changes in the cost or availability of materials, supply chain shortages and disruptions, and the availability of labor; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures; our ability to hire or retain key personnel; the level of our indebtedness; the restrictions contained in our debt agreements; our ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures; unanticipated difficulties integrating acquisitions; new laws and governmental regulations; the impact of climate change on our operations; and cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s filings made with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. The Company qualifies all forward-looking statements by these cautionary statements.

Investor & Media Contacts:
Joe Caminiti or Alec Steinberg, Investors
Tim Peters, Media
NNBR@alpha-ir.com
312-445-2870

Financial Tables Follow

NN, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2023	2022	2023	2022
Net sales	$125,206	$125,362	$252,294	$253,429
Cost of sales (exclusive of depreciation and amortization shown separately below)	107,684	103,889	216,105	208,467
Selling, general, and administrative expense	10,975	14,794	24,140	28,248
Depreciation and amortization	11,550	11,340	23,066	22,769
Other operating expense (income), net	(956)	(147)	105	1,879
Loss from operations	(4,047)	(4,514)	(11,122)	(7,934)
Interest expense	5,457	3,488	9,745	6,927
Other expense (income), net	5,641	(67)	3,433	(3,063)
Loss before provision for income taxes and share of net income from joint venture	(15,145)	(7,935)	(24,300)	(11,798)
Provision for income taxes	(325)	(1,051)	(1,626)	(2,582)
Share of net income from joint venture	1,093	419	1,374	2,511
Net loss	$(14,377)	$(8,567)	$(24,552)	$(11,869)
Other comprehensive loss:
Foreign currency transaction loss	(2,374)	(8,490)	(534)	(5,890)
Interest rate swap:
Change in fair value, net of tax	—	373	(230)	1,560
Reclassification adjustment for losses (gains) included in net loss, net of tax	(449)	31	(917)	65
Other comprehensive loss	$(2,823)	$(8,086)	$(1,681)	$(4,265)
Comprehensive loss	$(17,200)	$(16,653)	$(26,233)	$(16,134)
Basic net loss per common share:
Net loss per common share	$(0.38)	$(0.25)	$(0.67)	$(0.38)
Weighted average common shares outstanding	46,357	44,708	45,836	44,649
Diluted net loss per common share:
Net loss per common share	$(0.38)	$(0.25)	$(0.67)	$(0.38)
Weighted average common shares outstanding	46,357	44,708	45,836	44,649

NN, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share data)	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$14,337	$12,808
Accounts receivable, net	79,302	74,129
Inventories	77,386	80,682
Income tax receivable	12,496	12,164
Prepaid assets	4,653	2,794
Other current assets	9,243	9,123
Total current assets	197,417	191,700
Property, plant and equipment, net	192,241	197,637
Operating lease right-of-use assets	44,924	46,713
Intangible assets, net	65,765	72,891
Investment in joint venture	31,570	31,802
Deferred tax assets	102	102
Other non-current assets	6,395	5,282
Total assets	$538,414	$546,127
Liabilities, Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$51,416	$45,871
Accrued salaries, wages and benefits	13,317	11,671
Income tax payable	485	926
Current maturities of long-term debt	6,810	3,321
Current portion of operating lease liabilities	5,361	5,294
Other current liabilities	13,630	11,723
Total current liabilities	91,019	78,806
Deferred tax liabilities	5,728	5,596
Long-term debt, net of current portion	148,636	149,389
Operating lease liabilities, net of current portion	49,149	51,411
Other non-current liabilities	18,490	9,960
Total liabilities	313,022	295,162
Commitments and contingencies
Series D perpetual preferred stock - $0.01 par value per share, 65 shares authorized, issued and outstanding at June 30, 2023 and December 31, 2022	70,948	64,701
Stockholders' equity:
Common stock - $0.01 par value per share, 90,000 shares authorized, 47,019 and 43,856 shares issued and outstanding at June 30, 2023 and December 31, 2022	470	439
Additional paid-in capital	462,525	468,143
Accumulated deficit	(269,750)	(245,198)
Accumulated other comprehensive loss	(38,801)	(37,120)
Total stockholders’ equity	154,444	186,264
Total liabilities, preferred stock, and stockholders’ equity	$538,414	$546,127

NN, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(in thousands)	2023	2022
Cash flows from operating activities
Net loss	$(24,552)	$(11,869)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	23,066	22,769
Amortization of debt issuance costs and discount	880	662
Paid-in-kind interest	744	—
Total derivative loss (gain), net of cash settlements	5,691	(3,237)
Share of net income from joint venture	(1,374)	1,515
Compensation expense from issuance of share-based awards	851	3,555
Deferred income taxes	110	94
Other	(721)	(2,763)
Changes in operating assets and liabilities:
Accounts receivable	(5,078)	(13,264)
Inventories	3,920	(10,586)
Accounts payable	6,927	11,960
Income taxes receivable and payable, net	(730)	(475)
Other	(1,091)	(905)
Net cash provided by (used in) operating activities	8,643	(2,544)
Cash flows from investing activities
Acquisition of property, plant and equipment	(12,196)	(9,703)
Proceeds from sale of property, plant, and equipment	2,777	422
Net cash used in investing activities	(9,419)	(9,281)
Cash flows from financing activities
Proceeds from long-term debt	35,000	20,000
Repayments of long-term debt	(34,725)	(19,482)
Cash paid for debt issuance costs	(55)	—
Repayments of short-term debt, net	3,648	—
Other	(1,610)	(1,528)
Net cash provided by (used in) financing activities	2,258	(1,010)
Effect of exchange rate changes on cash flows	47	(635)
Net change in cash and cash equivalents	1,529	(13,470)
Cash and cash equivalents at beginning of period	12,808	28,656
Cash and cash equivalents at end of period	$14,337	$15,186

Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income (Loss) from Operations

	Three Months Ended June 30,
(in thousands)
NN, Inc. Consolidated	2023	2022
GAAP income (loss) from operations	$(4,047)	$(4,514)
Professional fees	119	678
Personnel costs (1)	622	17
Facility costs (2)	1,022	333
Amortization of intangibles	3,563	3,586
Fixed asset impairments	—	(14)
Non-GAAP adjusted income (loss) from operations (a)	$1,279	$86

Non-GAAP adjusted operating margin (3)	1.0%	0.1%
GAAP net sales	$125,206	$125,362

	Three Months Ended June 30,
(in thousands)
Power Solutions	2023	2022
GAAP income (loss) from operations	$2,583	$1,430
Professional fees	—	165
Facility costs (2)	244	274
Amortization of intangibles	2,724	2,747
Non-GAAP adjusted income (loss) from operations (a)	$5,551	$4,616

Non-GAAP adjusted operating margin (3)	11.5%	8.9%
GAAP net sales	$48,062	$52,049

	Three Months Ended June 30,
(in thousands)
Mobile Solutions	2023	2022
GAAP income (loss) from operations	$(1,461)	$1,729
Personnel costs (1)	40	—
Facility costs (2)	778	59
Amortization of intangibles	838	839
Fixed asset impairments	—	(14)
Non-GAAP adjusted income (loss) from operations (a)	195	2,613

Share of net income from joint venture	1,093	419
Non-GAAP adjusted income (loss) from operations with JV	$1,288	$3,032

Non-GAAP adjusted operating margin (3)	1.7%	4.1%
GAAP net sales	$77,153	$73,350

	Three Months Ended June 30,
(in thousands)
Elimination	2023	2022
GAAP net sales	$(9)	$(37)

(1)Personnel costs include recruitment, retention, relocation, and severance costs
(2)Facility costs include costs associated with opening or closing facilities and equipment relocation
(3)Non-GAAP adjusted operating margin = Non-GAAP adjusted income (loss) from operations / GAAP net sales

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA
	Three Months Ended June 30,

(in thousands)	2023	2022
GAAP net income (loss)	$(14,377)	$(8,567)

Provision for income taxes	325	1,051
Interest expense	5,457	3,488
Change in fair value of preferred stock derivatives and warrants	5,754	(694)
Depreciation and amortization	11,550	11,340
Professional fees	119	678
Personnel costs (1)	622	17
Facility costs (2)	1,022	333
Non-cash stock compensation	471	2,607
Non-cash foreign exchange (gain) loss on inter-company loans	(445)	654
Fixed asset impairments	—	(14)
Non-GAAP adjusted EBITDA (b)	$10,498	$10,893

Non-GAAP adjusted EBITDA margin (4)	8.4%	8.7%
GAAP net sales	$125,206	$125,362

(4) Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income and GAAP Net Income (Loss)
per Diluted Common Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Common Share

	Three Months Ended June 30,
(in thousands)	2023	2022
GAAP net income (loss)	$(14,377)	$(8,567)

Pre-tax professional fees	119	678
Pre-tax personnel costs	622	17
Pre-tax facility costs	1,022	333
Pre-tax foreign exchange (gain) loss on inter-company loans	(445)	654
Pre-tax change in fair value of preferred stock derivatives and warrants	5,754	(694)
Pre-tax amortization of intangibles and deferred financing costs	4,090	3,916
Pre-tax impairments of fixed asset costs	—	(14)
Tax effect of adjustments reflected above (c)	(64)	(1,027)
Non-GAAP discrete tax adjustments	—	1,098
Non-GAAP adjusted net income (loss) (d)	$(3,279)	$(3,606)

	Three Months Ended June 30,
(per diluted common share)	2023	2022
GAAP net income (loss) per diluted common share	$(0.38)	$(0.25)

Pre-tax professional fees	—	0.01
Pre-tax personnel costs	0.01	—
Pre-tax facility costs	0.02	0.01
Pre-tax foreign exchange (gain) loss on inter-company loans	(0.01)	0.01
Pre-tax change in fair value of preferred stock derivatives and warrants	0.12	(0.02)
Pre-tax amortization of intangibles and deferred financing costs	0.09	0.09
Tax effect of adjustments reflected above (c)	—	(0.02)
Non-GAAP discrete tax adjustments	—	0.02
Preferred stock cumulative dividends and deemed dividends	0.07	0.06
Non-GAAP adjusted net income (loss) per diluted common share (d)	$(0.08)	$(0.09)
Weighted average common shares outstanding	46,357	44,708

Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended June 30,
(in thousands)	2023	2022
Net cash provided (used) by operating activities	$8,417	$2,661
Acquisition of property, plant, and equipment	(7,199)	(5,441)
Proceeds from sale of property, plant, and equipment	1,742	386
Free cash flow	$2,960	$(2,394)

The Company discloses in this presentation the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges. Over the past five years, we have completed several acquisitions, one of which was transformative for the Company, and sold two of our businesses. The costs we incurred in completing such acquisitions, including the amortization of intangibles and deferred financing costs, and these divestitures have been excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and which we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges are excluded as the charges are not indicative of our ongoing operating cost. We believe the presentation of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow provides useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods.
The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company's industry, as other companies may calculate such financial results differently. The Company's non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to actual income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.
(a) Non-GAAP Adjusted income (loss) from operations represents GAAP income (loss) from operations, adjusted to exclude the effects of restructuring and integration expense; non-operational charges related to acquisition and transition expense, intangible amortization costs for fair value step-up in values related to acquisitions, non-cash impairment charges, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from operations.
(b) Non-GAAP adjusted EBITDA represents GAAP net income (loss), adjusted to include income taxes, interest expense, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value that was recognized in earnings, change in fair value of preferred stock derivatives and warrants, depreciation and amortization, charges related to acquisition and transition costs, non-cash stock compensation expense, foreign exchange gain (loss) on inter-company loans, restructuring and integration expense, costs related to divested businesses and litigation settlements, income from discontinued operations, and non-cash impairment charges, to the extent applicable. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.
(c) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the respective table. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying the applicable statutory rates by tax jurisdiction unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.
(d) Non-GAAP adjusted net income (loss) represents GAAP net income (loss) adjusted to exclude the tax-affected effects of charges related to acquisition and transition costs, foreign exchange gain (loss) on inter-company loans, restructuring and integration charges, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, non-cash impairment charges, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value, change in fair value of preferred stock derivatives and warrants, costs related to divested businesses and litigation settlements, income (loss) from discontinued operations, and preferred stock cumulative dividends and deemed dividends. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry.